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                       [LETTERHEAD OF LATHAM & WATKINS]

                                                                     EXHIBIT 5.1


                               October 11, 2000


Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, CA 92121

          Re:  Registration Statement on Form S-3
               $1,000,000,000 Aggregate Offering Price of
               Securities of Leap Wireless International, Inc.
               -----------------------------------------------

Ladies and Gentlemen:

          At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by Leap Wireless International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $1,000,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of (i) debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $.0001 per share (the "Preferred Stock"),
(iii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) shares of common stock, par value $.0001 per share (the "Common Stock"), (v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the "Warrants"), (vi) rights to purchase shares of Common Stock (the "Rights") or (vii) units consisting of two or more of the foregoing (the "Units"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Rights and Units are collectively referred to as the "Securities." The Registration Statement
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Leap Wireless International, Inc.
October 11, 2000
Page 2


provides that Debt Securities may be convertible into shares of Common Stock or Preferred Stock and Preferred Stock may be convertible into shares of Common Stock.

          The Debt Securities will be issued pursuant to an indenture, the form of which is attached as an exhibit to the Registration Statement, by and among the Company and a trustee to be named (the "Trustee"), as the same may be amended or supplemented from time to time (the "Indenture"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), the form of which is attached as an exhibit to the Registration Statement, by and among the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), the form of which is attached as an exhibit to the Registration Statement, by and among the Company and a financial institution identified therein as the warrant agent (each, a "Warrant Agent"). The Rights will be issued under one or more rights agreements (each, a "Rights Agreement"), by and among the Company and a financial institution identified therein as the rights agent (each, a "Rights Agent").

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
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Leap Wireless International, Inc.
October 11, 2000
Page 3


          1. When the specific terms of a particular Debt Security have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of such Debt Security) and applicable law, the Indenture has been duly authorized, executed and delivered by the Company, such Debt Security has been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and all corporate action necessary for the issuance of such Debt Security has been taken, such Debt Security will constitute a valid and binding obligation of the Company.

          2. The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation (the "Certificate") to issue up to 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of such series in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

          3. When the specific terms of a particular issuance of Depositary Shares have been duly established by a Deposit Agreement in accordance with applicable law, such Deposit Agreement has been duly authorized, executed and delivered by the Company, the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken and the Company has received legal consideration in excess of the par value of the underlying Preferred Stock for the issuance thereof, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

          4. The Company has authority pursuant to its Certificate to issue up to 300,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.
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Leap Wireless International, Inc.
October 11, 2000
Page 4


          5. When the specific terms of a particular issuance of Warrants have been duly established by a Warrant Agreement in accordance with applicable law, such Warrant Agreement has been duly authorized, executed and delivered by the Company, the Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and all corporate action necessary for the issuance of such Warrants has been taken, such Warrants will constitute valid and binding obligations of the Company.

          6. When the specific terms of a particular issuance of Rights have been duly established by a Rights Agreement in accordance with applicable law, such Rights Agreement has been duly authorized, executed and delivered by the Company, the Rights have been authenticated by the Rights Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the Rights Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and all corporate action necessary for the issuance of such Rights has been taken, such Rights will constitute valid and binding obligations of the Company.

          The opinions set forth in clauses 1, 3, 5 and 6 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in the section of the Indenture relating to waiver of stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
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Leap Wireless International, Inc.
October 11, 2000
Page 5


          To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

          To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

          To the extent that the obligations of the Company under each Rights Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Rights Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Rights Agent is duly qualified to engage in the activities contemplated by the Rights Agreement; that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and constitutes the legal, valid and binding obligation of the Rights Agent, enforceable against the Rights Agent in accordance with its terms; that the Rights Agent is in compliance, generally and with respect to acting as a Rights Agent under the Rights Agreement, with all applicable laws and regulations; and that the Rights Agent has the requisite organizational and legal power and authority to perform its obligations under the Rights Agreement.

          We consent to your filing this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion into any registration statement of the Company filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.
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Leap Wireless International, Inc.
October 11, 2000
Page 6


          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                  Very truly yours,

                                                  /s/ LATHAM & WATKINS